EXHIBIT 99.(A )
AGREEMENT OF JOINT FILING
In accordance with Rule 13d-1(k) under the Securities and Exchange Act of 1934, as amended, the undersigned hereby agree to the joint filing on behalf of each of them of a Statement on Schedule 13D, and any amendments thereto, with respect to the Common Stock of Harrington West Financial Group, Inc. and that this agreement be included as an Exhibit to such filing.
This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to constitute one and the same agreement.
IN WITNESS WHEREOF, each of the undersigned hereby executes this Agreement as of October 8, 2008.

CONCORDIA FINANCIAL SERVICES FUND, L.P. By: CONCORDIA CAPITAL ADVISORS LLC, General Partner
By:	/s/ Steven Canup
	Name:	Steven Canup
	Title:	Managing Member

CONCORDIA CAPITAL ADVISORS, LLC
By:	/s/ Steven Canup
	Name:	Steven Canup
	Title:	Managing Member

STEVEN CANUP
By:	/s/ Steven Canup
	Name:	Steven Canup

KELVIN LEE
By:	/s/ Kelvin Lee
	Name:	Kelvin Lee